As filed with the Securities and Exchange Commission on August 5, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2301797
(State or other jurisdiction of)	(IRS Employer
incorporation or organization)	Identification Number)
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
(303) 843-8040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Smith
President and Chief Executive Officer
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
(303) 843-8040
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

John F. Ashburn, Jr., Esq.	Christopher M. Kelly, Esq.
Executive Vice President	Michael J. Solecki, Esq.
and General Counsel	Jones Day
5619 Denver Tech Center Parkway	North Point
Suite 1000	901 Lakeside Avenue
Greenwood Village, Colorado 80111	Cleveland, Ohio 44114
Tel: (303) 843-8040	Tel: (216) 586-3939
Fax: (303) 843-8082	Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Share(1)	Price(1)	Registration Fee(1)
Common Stock, par value $0.001 per share	—	—	—	—

(1)	An indeterminate aggregate initial offering price and number or amount of shares of common stock, par value $0.001 per share, of the Registrant is being registered as may from time to time be sold by the selling stockholders at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Molycorp, Inc.

Common Stock

The selling stockholders may offer from time to time shares of our common stock. We will provide specific terms of any offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “MCP.” The last reported sale price of our common stock on the NYSE on August 4, 2011 was $55.77 per share.

Investing in our common stock involves risk. Please read carefully the section entitled “Risk Factors” on page 1 of this prospectus and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2011

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling stockholders may, from time to time, sell any amount of the shares of common stock described in this prospectus in one or more offerings or resales.

As permitted under the rules of the SEC, this prospectus incorporates important business information about Molycorp, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We and the selling stockholders have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We and the selling stockholders are not making offers to sell the shares of common stock described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or “Molycorp” or other similar terms mean Molycorp, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

OUR BUSINESS

We are the only rare earth oxide producer in the Western hemisphere and own one of the world’s largest, most fully developed rare earth projects outside of China. Furthermore, following the execution of our “mine-to-magnets” strategy and completion of our modernization and expansion plan, we expect to be one of the world’s most integrated producers of rare earth products, including oxides, metals, alloys and magnets.

Our rare earths are critical inputs in many existing and emerging applications including: clean energy technologies, such as hybrid and electric vehicles and wind power turbines; multiple high-tech uses, including fiber optics, lasers and hard disk drives; numerous defense applications, such as guidance and control systems and global positioning systems; and advanced water treatment technology for use in industrial, military and outdoor recreation applications. Global demand for rare earth elements, or REEs, is projected to steadily increase due to continuing growth in existing applications and increased innovation and development of new end uses. We have made significant investments, and expect to continue to invest, in developing technologically advanced applications and proprietary applications for individual REEs.

Our principal executive offices are located at: 5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, Colorado 80111, and our telephone number is: (303) 843-8040.

RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose part of your investment.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders. See “Selling Stockholders.” All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. We will not receive any part of the proceeds from such sale of shares.

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SELLING STOCKHOLDERS

Information about selling stockholders, including their identities and the shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders or the selling stockholders’ pledgees, donees, transferees or other successors-in-interest who have received, after the date of this prospectus and from the selling stockholders, shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The offering price of the shares of common stock may be higher or lower than the current market price of our common stock on the NYSE or any other exchange or market. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	crosses;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a transaction on any exchange or in the over-the-counter market;

•	in privately negotiated transactions;

•	through the distribution of the shares to its partners, members or stockholder; or

•	through the writing of options (including put or call options) whether the options are listed on an options exchange or otherwise.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with these derivatives, the third parties may sell securities covered by this

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prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions from the selling stockholders or from other broker-dealers or agents in amounts to be negotiated immediately prior to the sale.

In order to comply with the securities laws of certain states, if applicable, shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares of common stock in the market and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Jones Day will pass upon the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Molycorp, Inc.’s Current Report on Form 8-K filed on August 5, 2011 for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports

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and other information at our web site at http://www.molycorp.com. We do not intend for information contained in our web site to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supercede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	our Current Reports on Form 8-K filed on January 19, 2011, March 4, 2011, April 7, 2011, April 20, 2011, May 25, 2011, June 3, 2011, June 10, 2011, June 16, 2011 and August 5, 2011; and

•	the description of our common stock contained in our registration statement on Form 8-K/A filed on July 21, 2010, including any subsequently filed amendments and reports updating such description.

Our Current Report on Form 8-K filed on August 5, 2011 updates and supersedes Items 6, 7 and 8 of our Annual Report on Form 10-K for the year ended December 31, 2010 and Items 1 and 2 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the common stock covered by this prospectus terminates. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
Telephone Number: (303) 843-8040

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the shares of common stock offered by this prospectus.

**	Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation to procure a judgment in its favor under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation with respect to such claim, issue or matter. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our certificate of incorporation contains a provision that provides that each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or a proceeding, by reason of the fact that the person is or was a director or an officer of our company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or an indemnitee, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by us to the fullest extent permitted or required by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted us to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, the Employment Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, with limited exceptions relating to rights to indemnification, we shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by our board of directors.

Our policy is to enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the General Corporation Law of the State of Delaware and also provides for certain additional procedural protections.

In addition, our certificate of incorporation states that we may maintain insurance to protect ourselves and any person who is or was a director, officer, employee or agent of our company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the General Corporation Law of the State of Delaware. We have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Item 16.	Exhibits.

See the Exhibit Index beginning on page II-6 of this registration statement, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwood Village, Colorado, on the 5th day of August, 2011.

MOLYCORP, INC.

By:	/s/ Mark A. Smith
Mark A. Smith
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Smith Mark A. Smith	President and Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2011

* James S. Allen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2011

* Russell D. Ball	Director	August 5, 2011

* Ross R. Bhappu	Director	August 5, 2011

* Brian T. Dolan	Director	August 5, 2011

* Charles R. Henry	Director	August 5, 2011

* Mark S. Kristoff	Director	August 5, 2011

* Alec Machiels	Director	August 5, 2011

* Jack E. Thompson	Director	August 5, 2011

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Mark A. Smith
(Attorney-in-Fact)

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of Molycorp, Inc. (incorporated by reference to Exhibit 3.1 to Molycorp, Inc.’s Current Report on Form 8-K (File No. 001-34827) filed with the Securities and Exchange Commission on August 6, 2010).
4.2	Bylaws of Molycorp, Inc. (incorporated by reference to Exhibit 3.2 to Molycorp, Inc.’s Current Report on Form 8-K (File No. 001-34827) filed with the Securities and Exchange Commission on August 6, 2010).
4.3	Form of Certificate of Designations of Series A Mandatory Convertible Preferred Stock of Molycorp, Inc. (including Form of Certificate of Molycorp, Inc. Series A Mandatory Convertible Preferred Stock) (incorporated by reference to Exhibit 3.3 to Molycorp, Inc.’s Registration Statement on Form S-1 (Registration No. 333-171827) filed with the Securities and Exchange Commission on February 7, 2011).
5.1	Opinion of Jones Day.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of SRK Consulting (U.S.), Inc.
23.3	Consent of Jones Day (included in Exhibit 5.1).
24.1	Power of Attorney.